UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 28, 2015
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2015, Logitech International S.A. (the "Company"), and Lifesize, Inc., a wholly owned subsidiary of the Company (“Lifesize”) which holds the assets of the Company’s video conferencing reportable segment, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with entities affiliated with three venture capital investment firms - Redpoint Ventures, Sutter Hill Ventures and Meritech Capital Partners (the "Venture Investors"). Pursuant to the terms of the Stock Purchase Agreement, the Company sold 2,500,000 shares of Series B Preferred Stock of Lifesize to the Venture Investors for cash proceeds of $2,500,000 and retained 12,000,000 non-voting shares of Series A Preferred Stock of Lifesize. The shares of Series A Preferred Stock of Lifesize retained by the Company represent 37.5% of the shares outstanding immediately after the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”). Lifesize also issued 17,500,000 shares of Series B Preferred Stock to the Venture Investors for cash proceeds of $17,500,000. The shares of Series B Preferred Stock held by the Venture Investors represent 62.5% of the shares outstanding immediately after the Closing. In addition, Lifesize has reserved 8,000,000 shares of common stock for issuance pursuant to a stock plan to be adopted by Lifesize following the Closing (the “Employee Pool”), none of which are issued or outstanding at the Closing.

The Stock Purchase Agreement contains representations, warranties and covenants of the parties and includes certain indemnification obligations of the Company to the Ventures Investors. The Stock Purchase Agreement also contains certain post-closing working capital adjustments. A copy of the Stock Purchase Agreement will be filed with the Company’s quarterly report on Form 10-Q for the period ended December 31, 2015. The summary of the Stock Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Stock Purchase Agreement.

The representations and warranties by each of the Company, Lifesize and the Venture Investors in the Stock Purchase Agreement were made solely for the benefit of the parties to the Stock Purchase Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Stock Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Stock Purchase Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws, and (iv) were made only as of the date of the Stock Purchase Agreement or such other date or dates as may be specified in the Stock Purchase Agreement.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 28, 2015, the Company effected a divestment of its video conferencing reportable segment, including Lifesize and its subsidiaries (the “Divestment”). Prior to the Divestment, the Company transferred the intellectual property, other assets and employees attributed to the video conferencing reportable segment to Lifesize and its subsidiaries. For a description of the additional material terms of the Divestment pursuant to the Stock Purchase Agreement - including the percentage of the interest in Lifesize transferred to the Venture Investors, the identity of the Venture Investors, and the nature and amount of consideration provided by the Venture Investors, reference is made to the summary thereof included in Item 1.01 above.

On the effective date of the Agreement, the Company has a 37.5% economic interest in Lifesize, Inc. and no voting rights or other influence over its operating and financial policies. The disposition of the video conferencing reportable segment represents a strategic shift of the Company that will have a major effect on the Company's operations and financial results.

The assets and liabilities and results of operations of the Lifesize video conferencing reportable segment will be presented as discontinued operations in the Company’s financial statements included in its report on Form 10-Q for the three and nine months ended December 31, 2015 and the filings for the periods thereafter.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Pro forma financial information:

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended March 31, 2015, 2014, and 2013, and six months ended September 30, 2015 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015 and notes related thereto, all giving effect to the Divestment, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Exhibits: Exhibit No. Description

99.1 Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended March 31, 2015, 2014, and 2013, and six months ended September 30, 2015 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Bracken P. Darrell

Bracken P. Darrell
President and Chief Executive Officer

/s/ Vincent Pilette

Vincent Pilette
Chief Financial Officer
January 4, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended March 31, 2015, 2014, and 2013, and six months ended September 30, 2015 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015.